                                                                    EXHIBIT 21.1


SUBSIDIARIES OF REGISTRANT

                                                              STATE OF
                                                            INCORPORATION
                                                              OR OTHER
                                                            JURISDICTION
                                                              IN WHICH
      NAME                                                   ORGANIZED
      ----                                                   ---------
CONSOLIDATED FURNITURE CORPORATION                           NEW YORK
    FUTORIAN FURNISHINGS, INC.                               DELAWARE
    SSC CORPORATION                                          DELAWARE

         EACH OF THE ABOVE SUBSIDIARIES IS 100% OWNED BY THE REGISTRANT OR A SUBSIDIARY (AS INDICATED BY INDENTATION) AND ARE INCLUDED IN THE CONSOLIDATED FINANCIAL STATEMENTS OF THE REGISTRANT.